GUARANTY

                                                            October ___, 1996


                  WHEREAS, FIRST, pursuant to certain loan agreements (the "Loan Agreements") entered into between each of Province of Alberta Treasury Branches ("ATB"), Bank of Montreal, Scotia Mortgage Corporation and Canadian Imperial Bank of Commerce (each, a "Lender" and, collectively, the "Lenders") with Capital Properties Limited Partnership ("CPLP"), Syndicated Capital Properties Inc. ("Syndicated"), and Syncap Properties Inc. ("Syncap"), the Lenders each agreed to lend certain funds to CPLP, Syndicated and Syncap (collectively, the "Borrowers"), based on certain security provided to the Lenders or a trustee for a Lender by Tegrad Properties (Winnipeg) Inc., Tegrad Montreal I Inc. and 1002370 Ontario Inc. (collectively, the "Nominees", the Nominees and the Borrowers are collectively defined as the "Debtors") including and in respect of each of the properties (individually, a "Property" or, collectively, the "Properties") listed in Schedule "A" attached hereto;

                  WHEREAS, SECOND, as a result of certain ongoing defaults by the Borrowers under the Loan Agreements and a request by the Lenders that CPLP attempt to restructure its affairs, National Lodging Corp. ("NLC") agreed to enter into a letter agreement (the "Lender Letter Agreement") with the Lenders for the purchase of certain debt and security (the "Loan"), which Lender Letter Agreement will be assigned prior to or at closing to Bear Financial Corp., an affiliate of NLC ("Bear");

                  WHEREAS, THIRD, in order to settle certain disputes between Royco Hotels & Resorts Ltd. ("Royco"), its shareholders and certain related parties, on the one hand, and ATB, on the other, such parties, together with NLC are entering into a certain letter agreement dated as of the date hereof (the "ATB Letter Agreement") pursuant to which such parties, as a result, in part, of the intervention by NLC, and the provision by NLC of $155,000, will settle disputes as referenced therein;

                  WHEREAS, FOURTH, contemporaneously with the execution of the Lender Letter Agreement and the ATB Letter Agreement, CPLP and the Debtors entered into a contract of sale (the "NLC Agreement") with Chartwell Canada Corp. ("Chartwell") an affiliate of NLC (together with NLC and Bear, collectively "NLC"), pursuant to which such affiliate will purchase the Properties; and

                  WHEREAS, FIFTH, NLC is willing to enter into the Lender Letter Agreement, the ATB Letter Agreement and the NLC Agreement, respectively, only if, inter alia, the Guarantors execute and deliver this Guaranty, all as more particularly set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, and in order to induce NLC and its Affiliate to enter into the Lender Letter Agreement, the ATB Letter Agreement and the NLC Agreement, respectively, Guarantors hereby guarantee, covenant and agree with NLC as follows:

               1. As used herein, the following terms shall have the following meanings:

                  Affiliate: The term "Affiliate" shall mean, with respect to any person, party or entity, another person, party or entity which, directly or indirectly, legally, beneficially or nominally, controls, is controlled by, or is under common control with, such first person, party or entity, but, for greater certainty, the parties acknowledge that CPLP is not an Affiliate of the Guarantors or NLC .


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               Bankruptcy Code: The term "Bankruptcy Code" shall mean the
Companies' Creditors' Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) and any applicable provincial insolvency acts.

                Costs: The term "Costs" shall mean all actually incurred costs and expenses, howsoever defined or denominated, incurred by NLC or for which NLC is liable relating to the Transaction, including, without limitation, costs of acquiring the Loan, including any deposit under the Lender Letter Agreement, lawyers fees, accountants fees, associated professional fees and court costs (for both US and Canadian counsel, advisors, accountants and professionals), resulting from a breach by the Guarantors of their representations, warranties, covenants and agreements set forth herein.

               Guarantors: The term "Guarantors" shall mean, collectively, Royco, Randy Royer, Terrence Royer, Gregory Royer and Peter P. Sikora. Each of the Guarantors shall be defined as a "Guarantor".

               Seller Benefits: The term "Seller Benefits" shall mean, collectively, the Future Payments Agreement (as defined in the NLC Agreement), the Development Agreement (as defined in the NLC Agreement), the MSFDA (as defined in the NLC Agreement) and the Management Agreement (as defined in the NLC Agreement), as well as the payment of all third party professional costs associated with the Transaction and appurtenant transfer and similar taxes and the payment to CPLP as working capital of Two Hundred Thousand ($200,000 CDN) Canadian Dollars, all of which shall be executed and delivered, or paid, as the case may be, at the closing of the transfer of the Properties in accordance with the terms of the NLC Agreement or otherwise.

               Transaction: The term "Transaction" shall mean the acquisition of the Loan and the substantially simultaneous (to the extent commercially feasible) transfer to and continued undisturbed ownership by Chartwell of the Properties in accordance with the terms of the NLC Agreement, or pursuant to a foreclosure or other realization on or under the Loan by Bear or its Affiliates, where NLC or its Affiliates, as required, have agreed to execute and deliver, or pay, as the case may be, the Seller Benefits.

               1. If any of the Guarantors or their respective Affiliates take any action, or refrain from acting (provided that NLC has given the Guarantors notice in writing of any action which, if not taken, would be considered to be non-action by the Guarantors within the meaning of this section), the effect of which is to materially and adversely affect the Transaction, then the Guarantors, jointly and severally, agree, with or without notice or demand, to pay the Costs.

               2. Notwithstanding any other provision hereof, none of the Guarantors or their respective Affiliates shall be obligated to suffer or incur any costs or expenses for their own accounts in order to take any action or to refrain from taking any action that may be required in order to avoid a liability for the Costs unless the necessity for such action or non-action under this Guaranty arises directly in connection with, or in respect or as a result of, any relationship between any of the Guarantors or their Affiliates and any person (a "Third Party") other than NLC or any of its Affiliates, where such relationship is such that such Guarantor or Affiliate has obligations to a Third Party or is entitled to receive consideration from a Third Party; provided, however, the Guarantors shall be required to act as directed by the beneficiaries hereunder in accordance with this Guaranty if and to the extent costs and expenses not required to be incurred by the Guarantors are paid by NLC. For the avoidance of doubt, subject to the proviso in the immediately preceding sentence, none of the Guarantors or their respective Affiliates shall be obligated to suffer or incur any costs or expenses for their own accounts in order to take any action or to refrain from taking any action that may be required in order to avoid a liability for the Costs in connection with, or in respect or as a result of, any breach or threatened breach by ATB of the ATB Letter Agreement or any documents delivered in connection therewith, but not otherwise in respect of ATB.

               3. This Guaranty shall only be in force and effective from and after the date (the

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Effective Date") on which the limited partners of CPLP approve the Transaction by resolutions passed at a duly convened meeting of such limited partners by not less than 66.67% of the votes cast by limited partners of CPLP present at such meeting in person or by proxy.

               4. Notwithstanding any other provision hereof, the Guarantors shall not be obligated to pay the Costs if:

               (i) the beneficiaries of this Guaranty or any of them agree in writing to waive any such action or non-action;

                   (ii) for so long as NLC or any of its Affiliates takes any action which is and at all times remains the primary cause for the Guarantors' inability to act or refrain from acting, thereby resulting in the Guarantors' liability hereunder;

                  (iii) provided performance by NLC or its Affiliates in respect of the Seller Benefits is possible given the circumstances (i.e., the Transaction has closed or NLC and its Affiliates, as the case may be, are deriving the financial benefits from the Properties (equitably adjusted to the extent of such benefit received)), there is any non-performance or non-fulfillment of any material covenant or material agreement on the part of NLC or its Affiliates in respect of the Seller Benefits (provided, however, that the Development Agreement, the MSFDA and the Management Agreement may be terminated for cause as provided therein in accordance with their terms without same constituting an excuse for required performance or non-performance by the Guarantors hereunder); or

                   (iv) the action or non-action by the Guarantors relates to or is in respect of the operation of the Properties pursuant to the MSFDA or the Management Agreement.

               5. The Guarantors hereby waive (a) notice of acceptance of this Guaranty; (b) all other notices of any nature whatsoever to which the Guarantors might otherwise be entitled (except as otherwise expressly provided for in this Guaranty); and (c) any demand for payment under this Guaranty.

               6. Each reference herein to NLC shall be deemed to include its affiliated successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to the Guarantors or a Guarantor shall be deemed to include such Guarantor's, respective heirs, executors, administrators, legal representatives, trustees, successors and assigns, and with respect to a Guarantor which is not an individual, such entities' beneficial owners and their respective heirs, executors, administrators, legal representatives, trustees, successors and assigns, all of whom shall be bound by the provisions of this Guaranty (but, subject to the provisions of section 19 hereof, in no event shall such entities' beneficial owners and their respective heirs, executors, administrators, legal representatives, trustees, successors and assigns be liable for amounts in excess of amounts distributable to such persons by reason of their respective ownership interests in Royco for and in respect of any period from and after October 1, 1996), provided, however, that in no event or under any circumstance shall the Guarantors, or any Guarantor, have the right to assign or transfer his, its, or their joint and several obligations and liabilities under this Guaranty, in whole or in part, to any other person, party or entity; provided, further, however, notwithstanding the foregoing, in no event shall Avola Limited have any liabilities, obligations or responsibilities in respect of or as a result of the foregoing and this Guaranty unless and to the extent the representations and warranties contained in section 20 hereof are at any time untrue.

               7. Neither (x) any delay on the part of NLC in exercising any right or remedy under this Guaranty or any failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy nor (y) the fact that the Transaction is not completed prior to December 31, 1996, the outside closing date referenced in Section 5 of the NLC Agreement. No notice to or demand on the Guarantors nor the fact that the Transaction is not completed prior to December 31, 1996, the outside closing date referenced in Section

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5 of the NLC Agreement shall be deemed to be a waiver of the obligation of the
Guarantors or of the right of NLC to take further action without notice or demand as provided in this Guaranty.

               8. This Guaranty may only be modified, amended or changed by an agreement in writing signed by NLC and the Guarantors, and shall in no event be terminated except in accordance with the provisions of this Guaranty. No waiver of any term, covenant or provision of this Guaranty shall be effective unless given in writing by NLC and if so given by NLC shall only be effective in the specific instance in which given.

               9. Other than as expressly stated herein, the Guarantors acknowledge and agree that this Guaranty and their obligations hereunder are and shall at all times be absolute and unconditional in all respects, and are and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guaranty and the obligations of the Guarantors hereunder or the obligations of any other person or party (including, without limitation, the Debtors) relating to this Guaranty or the obligations of the Guarantors hereunder or otherwise with respect to the Transaction, other than factual matters which may have a bearing on liability hereunder. This Guaranty sets forth the entire agreement and understanding of NLC and the Guarantors with respect to the matters covered by this Guaranty, and the Guarantors absolutely, unconditionally and irrevocably waive any and all right to assert any defense, setoff, counterclaim or crossclaim of any nature whatsoever with respect to this Guaranty or the obligations of the Guarantors under this Guaranty or the obligations of any other person or party (including, without limitation, the Borrowers or the Debtors) relating to this Guaranty or the obligations of the Guarantors hereunder or to enforce the obligations of the Guarantors under this Guaranty other than factual matters which may have a bearing on liability hereunder, but excluding any defenses and the like which are founded in legal or documentary infirmities or issues, and not assertions of contrary or germane facts which would mitigate liability hereunder. The Guarantors acknowledge and agree that no oral or other agreements, understandings, representations or warranties exist with respect to this Guaranty or with respect to the obligations of the Guarantors under this Guaranty, except those specifically set forth in this Guaranty.

               10. THE GUARANTORS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, AND NLC BY ITS ACCEPTANCE OF THIS GUARANTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS GUARANTY.

               11. In the event that either a petition is filed under the Bankruptcy Code or under any other applicable federal, provincial or local bankruptcy, preference or fraudulent conveyance law or other similar law in regard to the Debtors, or an action or proceeding is commenced for the benefit of the creditors of the Debtors, this Guaranty shall at all times thereafter remain effective in regard to any transfer of assets to NLC received from or on behalf of the Debtors which are held voidable on the grounds of preference, fraudulent conveyance or otherwise.

               12. If at any time any payment, or portion thereof, made by, or for the account of, the Guarantors on account of the obligations under this Guaranty is set aside by any court or trustee having jurisdiction as a voidable preference, fraudulent conveyance or otherwise as being subject to avoidance or recovery under the provisions of the Bankruptcy Code or under any other applicable federal or state bankruptcy, preference or fraudulent conveyance law or similar law, the Guarantors hereby agree that this Guaranty (a) shall continue and remain in full force and effect or (b) if previously terminated as a result of the Guarantors having fulfilled the Guarantors' obligations hereunder in full or as a result of NLC having released the Guarantors from their obligations and liabilities hereunder, shall without further act or instrument be reinstated and shall thereafter remain in full force and effect, in either case with the same force and effect as though such payment or portion thereof had not been made, and if applicable, as if such previous termination had not occurred.


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               13. Any notice, demand or other communication which any party hereto may desire or may be required to give to any other party hereto shall be in writing, and shall be deemed given (a) if and when personally delivered, (b) upon receipt if sent by a nationally recognized overnight courier addressed to a party at its address set forth below, or (c) on the seventh (7th) business day after being deposited in United States or Canadian registered or certified mail, postage prepaid, addressed to a party at its address set forth below, or to such other address as the party to receive such notice may have designated to all other parties by notice in writing in accordance herewith:

                  If to the Guarantors:

                  Royco Hotels & Resorts Ltd.
                  5940 Macleod Trail South
                  Suite 500
                  Calgary, Alberta T2H 2G4
                  Attention:  Mr. Terrence Royer
                  Telecopy:  (403) 255-6981

                  Mr. Peter Sikora
                  5940 Macleod Trail South
                  Suite 209
                  Calgary, Alberta T2H 2G4
                  Telecopy:  (403) 292-0922

                  Mr. Gregory Royer
                  5940 Macleod Trail South
                  Suite 500
                  Calgary, Alberta T2H 2G4
                  Telecopy:  (403) 255-6981

                  Mr. Terrence Royer
                  5940 Macleod Trail South
                  Suite 500
                  Calgary, Alberta T2H 2G4
                  Telecopy:  (403) 255-6981

                  Mr. Randy Royer
                  5940 Macleod Trail South
                  Suite 209
                  Calgary, Alberta T2H 2G4
                  Telecopy:  (403) 292-0922

                  With a copy to:

                  Brans, Lehun, Baldwin & Champagne
                  120 Adelaide Street West
                  Suite 1701
                  Toronto, Ontario M5H 1T1
                  Attention: Dennis M. Brans, Esq.
                  Telecopy: (416) 601-0655

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                  If to NLC, at:

                  c/o National Lodging Corp.
                  605 Third Avenue
                  New York, New York  10158
                  Attention: Martin L. Edelman
                  Telecopy:  (212) 867-5475

                  With a copy to:

                  Battle Fowler LLP
                  75 East 55th Street
                  New York, New York 10022
                  Attention:  Robert J. Wertheimer, Esq.
                  Telecopy:  (212) 856-7808


Each party to this Guaranty may designate a change of address by written notice given to the other parties fifteen (15) days prior to the date such change of address is to become effective.

               14. This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of Ontario and shall be in all respects governed, construed and applied in accordance with the laws of Ontario.

               15. The Guarantors agree to submit to personal jurisdiction of Ontario courts in any action or proceeding arising out of this Guaranty and, in furtherance of such agreement, the Guarantors hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the Guarantors in any such action or proceeding may be obtained within or without the jurisdiction of any court located in Ontario and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the Guarantors by registered or certified mail to or by personal service at the last known address of the Guarantors, whether such address be within or without the jurisdiction of any such court.

               16. No exculpatory provisions contained in any document to the Transaction or in any other document or instrument executed and delivered in connection therewith or under any circumstance be deemed or construed to modify, qualify or affect in any manner whatsoever the personal recourse obligations and liabilities of the Guarantors under this Guaranty.

               17. Notwithstanding anything to the contrary contained in this Guaranty and except as specifically hereinafter provided to the contrary in this paragraph, NLC shall not make a demand for payment under this Guaranty or commence any action or proceeding to enforce the obligations of the Guarantors hereunder after the date which is the earlier to occur of (i) the expiry of all statutes of limitation on any action, proceeding or arbitration that could be instituted under applicable law, including, without limitation, the Bankruptcy Code, challenging the Transaction, and (ii) December 31, 2031; provided, however, if the Transaction has not been completed on or prior to the date which is three (3) years after NLC has voluntarily ceased to pursue completion of the Transaction (the "Abandonment Date"), then, provided the Borrowers, Royco and the Guarantors (for themselves and on behalf of their respective Affiliates, principals, partners and shareholders) have waived, by written notice to NLC delivered on or after the Abandonment Date, any entitlement to receive any Seller Benefits, which shall remain the property of NLC, from and after the date such notice is received by NLC (the "Waiver Date"), NLC shall not be permitted to make a demand for payment under this Guaranty or commence any action or proceeding to enforce the obligations of the Guarantors hereunder with respect to acts or omissions occurring after the Waiver Date; provided, further, from and after

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the third (3rd) anniversary of the Effective Date, any of the Guarantors may,
upon not less than thirty (30) days prior written notice to NLC, take such measures as are otherwise consistent with the terms hereof to cause Syndicated to withdraw as general partner of CPLP, provided such termination shall not affect such Guarantor's liability hereunder.

               18. The Guarantors covenant and agree not to commence, or assist third parties, directly or indirectly, with respect to a case under the Bankruptcy Code or under any other applicable federal, provincial or local bankruptcy, preference or fraudulent conveyance law or other similar law in regard to the Debtors, or to cause or assist any person, party or entity to do so, directly or indirectly; provided, however, that the foregoing shall not prohibit the Guarantors from responding to properly issued subpoenas or otherwise testifying in any legal proceeding.

               19. In order to further secure their respective obligations under this Guaranty, the Guarantors, hereby, and do, pledge their respective interests in any Operations Management Incentive Fees payable under Section 4.1(b) and Section 1.2 of Schedule 3 of the MSFDA. Solely to provide an additional source for payment of sums due under this Guaranty, the Guarantors hereby agree that such portion of such fees shall be subject to withholding by NL under the procedures set forth in the Indemnification Agreement (as such term is defined in the NLC Agreement), including the notice, escrow and arbitration provisions thereof, pending final resolution of liability hereunder, and, if the Guarantors are determined to be liable for payment of any sums hereunder, such withheld payments may be applied, in the sole and absolute discretion of NLC, to reduce the Costs.

               20. The Guarantors hereby represent and warrant to NLC that Avola Limited's interest in Royco is and shall at all times remain at not more than 21.623 percent thereof and that none of the Guarantors has or will at any time have any direct or indirect, legal or beneficial, interest in Avola Limited.

               21. If any term, covenant or provision of this Guaranty shall be held to be invalid, illegal or unenforceable in any respect, this Guaranty shall be construed without such term, covenant or provision; provided, however, the Guarantors and NLC shall use their best efforts to reform such term, covenant or provision held to be invalid, illegal or unenforceable so as to make same valid, legal and binding.

               22. Each of the Guarantors acknowledge that he (a) has had the opportunity to obtain advice of counsel of its own choosing in connection with the negotiations concerning this Guaranty and the drafting and other preparation of this Guaranty; (b) has read the Guaranty, has had the Guaranty fully explained by such counsel, and is fully aware of its contents and legal effects; (c) has entered into this Guaranty of his own free will and accord and without threats, coercion, fraud or duress of any kind and (d) is not relying on any representation, statement or warranty of any person, party or entity regarding this Guaranty or the transactions contemplated hereby, except as set forth in this Guaranty.



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               IN WITNESS WHEREOF, the undersigned Guarantors have duly
executed this Guaranty as of the day and year first above set forth.


                                        ROYCO HOTELS & RESORTS LTD.


                                        By: /s/ Terrence Royer
                                             Name:  TERRENCE ROYER
                                             Title:


                                        By: /s/ Peter P. Sikora
                                             Name:  PETER P. SIKORA
                                             Title: An Individual


                                        By: /s/ Terrence Royer
                                             Name:  TERRENCE ROYER
                                             Title: An Individual


                                        By: /s/ Randy Royer
                                             Name:  RANDY ROYER
                                             Title: An Individual

                                        By: /s/ Gregory Royer
                                             Name:  GREGORY ROYER
                                             Title: An Individual




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